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                                                                     EXHIBIT 4.3


                 CHITTENDEN CORPORATION -- AMENDED AND RESTATED
                   DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN

I.   PURPOSE

     The Chittenden Corporation Directors' Omnibus Long-Term Incentive Plan (the "Plan"), formerly known as the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan, is hereby amended and restated. The purpose of the Plan is to promote the interests of the shareholders as well as the Company by enhancing the Company's ability to retain and attract the services of talented and qualified Directors by increasing their ownership position in the Company.

II.  ELIGIBILITY

     All non-employee Directors will be immediately eligible to become participants in the Plan upon the Effective Date as described in Section IX.

III. EXECUTIVE COMMITTEE

     The Plan shall be administered by a Committee of the Board of Directors which shall be known as the Executive Committee (the "Committee"). The Committee shall have full power to interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

     All persons designated as members of the Committee shall be non-employee directors of the Company within the meaning of Rule 16b 3(b)(3)(i) of the Securities Exchange Act of 1934, as amended.

IV.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

     (A) "Award" shall mean any Stock Option or Restricted Stock granted under the Plan.

     (B)  "Board" means the Board of Directors of the Company.

     (C)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (D)  "Company" means Chittenden Corporation.

     (E) "Fair Market Value" shall mean the fair market value of shares or other securities as shall be established by the Committee.

     (F) "Option" means a non-qualified stock option which is not intended to meet the requirements of Section 422 of the Code.

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     (G)  "Restricted Stock" means Shares granted to a Director under
          Section VII(B) of the Plan.

     (H)  "Share" means one share of the Company's Common Stock.

     (I) "Termination" means a participant ceasing to be a Director under criteria established by the Board.

V.   ADMINISTRATION OF PLAN

     The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have full power to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award;
     (v) determine whether Awards may be settled or exercised in cash, Shares or other securities; (vi) determine whether, to what extent, and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder or the Committee; (vii) interpret and administer the Plan and any Award made under the Plan; (viii) establish, amend, suspend or waive rules and regulations as it shall deem appropriate for the proper administration of the Plan; and
     (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

VI.  SHARES AVAILABLE FOR AWARD

     The maximum number of Shares available for granting Awards under the Plan during the term of the Plan is hereby increased from 125,000 Shares to 375,000 Shares as of the date of the restatement (representing an increase of 250,000 Shares), subject to adjustment pursuant to Section XII(C). Of the total Shares authorized under the Plan, no more than 50,000 Shares may be utilized for Awards of Restricted Stock.

     The number of Shares covered by the Award shall be counted on the date of grant against the aggregate number of Shares available for granting Awards under the Plan. Any Shares associated with a Non-Qualified Stock Option that is forfeited or expires without having been exercised, Shares associated with Restricted Stock that is forfeited, or Shares tendered to exercise an Option shall be added back to the overall number of Shares available for granting Awards under this Plan.

VII. AWARDS

     (A) Options. The Committee is hereby authorized to grant Options to participants with the following terms and conditions and with such additional terms and conditions as the Committee deems appropriate:

          (I) Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that the purchase price shall not be less than Fair Market Value of a Share on the date of grant of such Option.

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          (II)  Option Term. The term of each Option shall be fixed by the
                Committee, but in no event may exceed ten years (see (D)V below).

          (III) Time and Method of Exercise. An Option may be exercised, subject to the provisions hereof relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised by one or more of the following methods to the extent provided in the Option Award agreement:

                (a) in cash, by certified or bank check or other instrument acceptable to the Committee;

                (b) by the surrender and delivery to the Company (or attestation to the ownership) of Shares of the same class as the Shares to be acquired by exercise of the Option with a Fair Market Value equal to or less than the total Option price plus cash for any difference, provided such surrendered Shares have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan; or

                (c) The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restriction, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company's executive offices, until the total number of Shares then subject to the Option have been purchased.

          (IV) Forfeiture. The Committee may provide for the circumstances in which an unexercised Option will be forfeited. Unless otherwise provided in the option agreement with a Director, an unexercised Option shall be forfeited one year after termination of Board service (as determined under criteria established by the Committee) for any reason.

     (B) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to participants.

          (I) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend). Restrictions may lapse separately or in combination, in such installments or otherwise, as the Committee may deem appropriate.

          (II) Forfeiture. Upon termination of board service (as determined under criteria established by the Committee) for any reason, except for death or


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                total and permanent disability, during the applicable
                restriction period, all Shares of Restricted Stock subject to restriction shall be forfeited and reacquired by the Company.

     (C)  General.

          (I) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (II) Awards May be Granted Separately or Together. Awards may, at the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company.

          (III) Forms of Payment under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities and other Awards.

          (IV) Limits on Transfer of Awards. No Award (other than Shares as to which restrictions have lapsed), and no right under any such Awards, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Stock, back to the Company) provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant, and to receive any property distributable, with respect to any Award upon the death of the participant.

          (V) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise of a Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

VIII. AMENDMENT AND TERMINATION

      The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

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     The President shall be authorized to make minor or administrative modifications to the Plan as well as modification to the Plan which may be dictated by requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. No modification or termination of the Plan shall, without the Director's consent, alter or impair any of his or her rights or obligations under any Option or right theretofore granted to him or her under the Plan. The Board cannot revoke existing Awards without the participant's consent.

IX.  EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective, as amended and restated, as of the date of its approval by the stockholders of the Company.

X.   CHANGE IN CONTROL

     Notwithstanding anything to the contrary contained herein, and notwithstanding any contrary waiting period or installment period in any option agreement or in the Plan, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and any restriction or deferral limitation applicable to any Restricted Stock, shall lapse and such shares and awards shall be deemed fully vested, in the event of a Change in Control. For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

     (I) Any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the number of the Company's then outstanding securities;

     (II) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection (I), (III) or (IV) of this Section X) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

     (III) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by

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           remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the number of outstanding securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (IV) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

XI.  TERM OF THE PLAN

     No Award shall be granted under the Plan ten years after Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

XII. MISCELLANEOUS

     (A) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Director or designated beneficiary shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Director shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (B) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Vermont.

     (C) Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the purchase price of outstanding Options.

     (D) Mergers. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding Shares are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be

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          substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per Shares pursuant to the business combination (the "Merger Price") and all Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of Shares subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options; provided, however, that each participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Options, including those that are not then exercisable, subject to the consummation of the Transaction.

     (E) No Right to Continue as a Director. Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     (F) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

Dated:       4-29-02              /s/ F. Sheldon Prentice
       --------------------       ---------------------------------------------
                                  F. Sheldon Prentice, Sr. Vice President,
                                  General Counsel & Secretary


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